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                                                                    Exhibit (23)




CONSENT OF INDEPENDENT ACCOUNTANTS


We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-8 and S-3 (No. 33-95562329) and in the Registration Statements on Forms S-8 (Nos. 33-95602114 and 33-96583181) of Curtiss-Wright Corporation of our report dated January 30, 1997 appearing on page 20 of the 1996 Curtiss-Wright Corporation Annual Report which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.









/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Morristown, New Jersey
March 14, 1997